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                                                                     EXHIBIT 4.6

                     PEPSI-COLA PUERTO RICO BOTTLING COMPANY
                           QUALIFIED STOCK OPTION PLAN

         THIS STOCK OPTION PLAN is made as of this 30 day of December, 1996, by PEPSI-COLA PUERTO RICO BOTTLING COMPANY, a corporation organized under the laws of the State of Delaware (the "Company"), for the benefit of those persons designated as Participants (as hereinafter defined) under this Plan by the Board of Directors of the Company.

1.       Purpose.

         The purpose of this Stock Option Plan (the "Plan") is to provide a means whereby the Company may, through the grant of stock options ("Options") to Key Employees and directors of the Company or its subsidiaries or affiliates, attract and retain persons of ability and motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries or affiliates. The term "Key Employee" shall mean and include those employees and directors of the Company or any subsidiary or affiliate thereof who are considered especially important to the future of the Company. For purposes of this Plan, the Key Employees who receive Options hereunder are hereafter referred to as "Participants."

2.       Administration of the Plan.

         This Plan shall be administered by the Board of Directors of the Company. Accordingly, the Board shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan and to make such other determinations and take such other action as it deems necessary or advisable to carry out the Plan. Any interpretation, determination or other action made or taken by the Board shall be final, binding and conclusive. The Board, however, is authorized to create a committee (the "Stock Option Committee" or "Committee"), which shall consist of at least three
(3) directors selected by the Board, to assist the Board in the management



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and administration of the Plan. The Board may also select one or more directors as alternate members of the Stock Option Committee who may take the place of any absent member or members at any meeting of the Stock Option Committee. The Stock Option Committee shall not have any decision making authority hereunder except that it may recommend to the Board any action to be taken hereunder. In this respect, the Board of Directors of the Company has selected and hereby appoints John W. Beck, Richard Reiss and Anton Schedlbauer to serve as the initial members of the Stock Option Committee who shall serve as such and in such capacity for such period of time until the Board shall select and appoint any successor members of the Stock Option Committee.

3.       Grant of Options.

         (a) Subject to and in accordance with the provisions of this Plan, the Board of Directors of the Company shall (i) determine and designate the Participants to whom Options are to be granted, (ii) determine the number of shares of the Company's Class B Common Stock ("Class B Common Stock") subject to the Options, (iii) determine the price and the manner in which Options shall be exercisable and the duration of the vesting and exercise periods for such Option; and (iv) determine the timing when Options will be granted and any conditions that must be satisfied before an award is made. In no event shall any Option granted under the Plan be an "incentive stock option," as defined in
Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), unless it is designated by the Board (upon recommendation of the Committee, if applicable) as such at or before the time the Option is granted. The aggregate fair market value (as determined under Section 5 to the extent not inconsistent with Section 422 of the Code), determined as of the date an Option is granted, of the Class B Common Stock for which any Participant may be awarded incentive stock options which are first exercisable by the participant during any calendar year under



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the Plan (or any other stock option plan required to be taken into account under
Section 422(d) of the Code) shall not exceed $100,000.

         (b) Options granted under this Plan shall be evidenced by a written agreement to be signed by the Participant and by all members of the Committee, or any one of them designated for such proposes, which agreement shall set forth the terms and conditions of such Options, including the number of Options granted, the purchase price for the Class B Common Stock covered by such options and the vesting and exercise schedules. Each Participant shall acknowledge in such agreement receipt of a copy of this Plan and shall agree to be bound by all the terms and provisions hereof.

         (c) Any provision to the contrary herein contained notwithstanding, no Options may be granted to any Participant unless and until such Participant shall have been employed by, or served as a director of, the Company or any of its subsidiaries or affiliates for at least one (1) year prior to the date such Options are granted.

         (d) Options granted hereunder shall have a term of no longer than ten
(10) years from the date of their grant and shall vest and become exercisable in accordance with the terms of their grant. Options may be exercisable in installments during the option period; however, options must be exercised for full shares of Class B Common Stock. In the case of "incentive stock options" granted to an individual described in Section 422(b) of the Code (relating to certain 10% owners), such Options shall have a term of no longer than five (5) years from the date of their grant. In the case of "incentive stock options" granted to an individual described in Section 422(b)(6) of the Code (the "Code") (relating to certain 10% owners), such Options shall have a term of no longer than five (5) years from the date of their grant.



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         (e) For purposes of determining the eligibility of a Participant to exercise Options granted hereunder, the Board may request such certificates, documents or other information from officers of the Company or otherwise properly evidencing such Participant's eligibility.

         (f) The total number of shares of Class B Common Stock with respect to which Options may be granted under the Plan is 500,000 subject to adjustment as set forth in Section 7. Any shares of Class B Common Stock with respect to which an Option expires or otherwise is forfeited pursuant to the terms of the Plan or any Option award agreement shall thereupon again become available for new grants of Options.

4.       Restrictions on Exercise based on Termination of Employment.

         (a) No Option held by a Participant may be exercised after the termination of the Participant's employment with the Company or an affiliate or subsidiary thereof, except that (i) if such termination occurs by reason of the Participant's death, total disability or retirement, then all Options vested in the Participant as of the date of such event shall immediately become exercisable and may be exercised until the expiration of such vested Options, and all unvested Options held by the Participant as of such date shall automatically expire and terminate; and (ii) if such termination occurs by reason of the Participant's being terminated without cause or voluntary resignation, then all Options vested in the Participant as of the date of such termination or resignation shall immediately become exercisable and may be exercised for a period of thirty (30) days after the date of such termination or resignation, and all unvested Options held by the Participant as of such date shall automatically expire and terminate.

         (b) In the event a Participant's employment is terminated "with cause" (as defined below), then the Participant shall forfeit all rights to any unexercised Options granted hereunder, whether or not vested, and all of his or her outstanding Options shall automatically terminate and



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lapse. The term "with cause" means termination as a result of a Participant's dishonesty, misuse of drugs or alcohol, collusion with competitors, misconduct or gross negligence.

5.       Purchase Price.

         Except as specifically set forth in this Plan (or in an attachment hereto), the price per share of Class B Common Stock at which Options granted under this Plan may be exercised by the Participants shall be no less than (or, in the case incentive stock options granted to an individual described in
Section 422(b)(6) of the Code (relating to certain 10% owners), shall be no less than 110% of the Fair Market Value (as defined below) of a share of Class B Common Stock of the Company on the date such Option is granted (herein the "Purchase Price"). If, at the time an Option is granted, the Class B Common Stock is publicly traded on the New York Stock Exchange, the "Fair Market Value" of a share of Class B Common Stock of the Company shall be equal to the sales price for a share of the Class B Common Stock as quoted in the New York Stock Exchange at close of business on such date. If, at the time an Option is granted, the Class B Common Stock is not publicly traded, the Fair Market Value shall be determined by an independent third party expert selected by the Committee.

6.       Payment of Purchase Price Upon Exercise.

         (a) Each Option shall provide that the Purchase Price for the shares of Class B Common Stock as to which an Option is exercised shall be paid in full in cash or in such other consideration as the Board of Directors may deem appropriate on the date of such exercise. Upon receipt of payment, the Company shall deliver to the Participant exercising such Option a certificate for such shares of Class B Common Stock. It shall be a condition to the performance of the Company's obligation to issue shares of Class B Common Stock upon exercise of an Option that the Participant exercising such Option pay any applicable foreign, United States federal (including FICA), state or



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local withholding taxes which the Company is obligated to collect with respect to the transfer of Class B Common Stock upon such exercise.

         (b) A Participant shall have none of the rights of a shareholder of the Company until shares of Class B Common Stock are transferred to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option was exercised.

         (c) The Participants to whom Options have been awarded and who have exercised any rights granted thereunder pursuant to this Plan shall acknowledge at the time of purchase that they are not acquiring the shares of Class B Common Stock with a view to distribute them in violation of any applicable federal or state securities laws or the regulations promulgated thereunder. The shares of Class B Common Stock subject to the Options awarded hereunder, if and when subscribed, will constitute "restricted securities", as such term is defined in Rule 144 of the Securities Act of 1933, as amended (the "Act"), and accordingly, said shares must be held indefinitely, until subsequently registered under the Act, an exemption from such registration is available or they are resold in conformance with Rule 144. Said shares of Class B Common Stock may be resold pursuant to Rule 144 under the Act only after being held for two (2) years following the exercise of Options by a Participant and the payment of the full subscription price, and thereafter only in conformance with the volume requirements of Rule 144. Therefore, upon exercise all Participants shall acknowledge that no shares of Class B Common Stock shall be transferred under the Plan until all legal requirements applicable to the transfer of such shares have been complied with to the satisfaction of the Board of Directors of the Company. In this respect, the Board shall have the right to condition any transfer of shares to any Participant upon such Participant's written undertaking to comply with such restrictions on his subsequent disposition of such shares as the Board shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof.



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Certificates representing shares of Class B Common Stock may be legended to reflect any of the foregoing restrictions. Transferees of Option Shares that constitute "restricted securities" under Rule 144 promulgated by the SEC under the Act or any successor regulation shall have the same rights as the Participants under this Section 6 with respect to such shares of Class B Common Stock.

         In the event of any sale of shares of Class B Common Stock by any Participant pursuant to the terms of Rule 144 of the Act, upon exercises, the Company will cooperate in supplying such information as may be necessary to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission (the "SEC") as a condition to the availability of an exemption from the Act for the sale of restricted securities.

7.       Registration Rights.

         (a) Whenever the Company proposes to file under the Act a registration statement relating to the issuance or sale of any of its shares of capital stock (other than a registration statement (i) required to be filed in respect of employee benefit plans of the Company on Form S-8 or any successor form from time to time in effect or (ii) on Form S-4 or any successor form, with respect to any dividend reinvestment plan of the Company, the Company shall at least 30 days prior to such filing give effective written notice of such proposed filing to the Optionee. Upon receipt by the Company not more than 15 days after such effective notice of a written request from a Participant whose Options have vested for registration of shares of Class B Common Stock subject to such Options (herein the "Option Shares"), the Company shall (1) include in such registration statement or in a separate registration statement concurrently filed, and use its best efforts to cause such registration statement to become effective with respect to, the Option Shares as to which such Participant requests registration, and (2) if such proposed registration is in connection with an underwriting offering, upon request of said Participant cause the managing underwriter therefor to



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include in such offering the Option Shares as to which the Participant requests such inclusion, on terms and conditions comparable to those of the other shares to be offered, provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 7 without any obligation to the Participant.

         (b) Whenever a Participant whose Options have vested or has vested Options requests in writing to the Company that it registers under the Act any Option Shares, the Company within five days after such request is effective shall promptly file a registration statement on Form S-8, together with such other documents or writings required thereunder, in order to register the Option Shares requested by such Participant to be registered.

         (c) All fees, disbursements and expenses incurred by the Company in connection with any registration pursuant to this Section 7 shall be borne by the Company, including, without limitation, all registration and filing fees, all costs of preparation and printing of any registration statement and related prospectus and any amendments or supplements thereto, all fees and disbursements of counsel for the Company, the expenses of complying with applicable securities or blue sky laws, and all costs in connection with the preparation and delivery of any other documents related thereto.

8.       Adjustment in Event of Change in Class B Common Stock.

         In the event of any change in shares of the Class B Common Stock by reason of any stock dividend, recapitalization, exchange of shares or split up of the issued and outstanding shares of Class B Common Stock, the number of such shares of Class B Common Stock subject to the Options granted and outstanding hereunder at such time, and the Purchase Price per share, shall be appropriately adjusted to prevent dilution and to maintain the proportion and cost of the Class B Common Stock subject to such Options. In the event of a reorganization, merger or consolidation



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wherein the Company is not the surviving entity, the Board shall allow the
Participants to exercise the rights with respect to the Options that are granted and outstanding prior to the consummation of any such merger, reorganization or consolidation or shall take any other action it may deem appropriate in order to prevent any loss of value held by the Participants with respect to any Options granted hereunder.

9.       Amendment and Discontinuance.

         The Board of Directors of the Company may from time to time amend, suspend or discontinue the Plan; provided, however, that the Board may not make any amendment that would, if such amendment were not approved by the shareholders, cause grants under the Plan to fail to satisfy the requirements for exemption under Section 16 of the United States Securities Exchange Act of 1934, as amended, unless and until shareholder approval is obtained. No amendment of this Plan shall materially and adversely affect any right of any Participant with respect to any Options theretofore granted or awarded without such Participant's consent.

10.      Expiration Date.

         This Plan shall expire and no further Options may be issued under the Plan on the earlier of (i) ten (10) years after the date hereof or (ii) the date the Board of Directors of the Company decide to terminate the Plan.

11.      Non Transferability of Options.

         The Options granted under this Plan shall not be assignable or transferable by a Participant other than by will or the laws of descent and distribution, and the Options may be exercised during the lifetime of a Participant only by the Participant or, in the event the Participant is incapable of acting by reason of total disability, by his or her legal representative.



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12.      No Rights to Awards or Continued Employment.

         Nothing contained in this Plan or in any Option granted hereunder shall confer upon any Participant any rights to continue in the employ of the Company, or any of its subsidiaries or affiliates, or alter the right of the Company or any of its subsidiaries or affiliates to terminate his or her employment at any time. Except as specifically set forth herein, no person shall have any claim or right to be granted Options under this Plan.

         IN WITNESS WHEREOF, an authorized representative of the Company hereby signs and executes this Plan as of the day and year first above written.

                                       PEPSI-COLA PUERTO RICO
                                         BOTTLING COMPANY


                                       By: /s/ John W. Beck, Chairman
                                          ---------------------------



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                               AMENDMENT NO. 1 TO
                     PEPSI-COLA PUERTO RICO BOTTLING COMPANY
                           QUALIFIED STOCK OPTION PLAN


         Pursuant to the amendment authority retained by the Board of Directors of Pepsi-Cola Puerto Rico Bottling Company (the "Company") in Section 9 of the Pepsi-Cola Puerto Rico Bottling Company Nonqualified Stock Option Plan (the "Plan") adopted December 30, 1996, the Plan is hereby amended in the following respects:

         Section 3(c) is deleted and replaced with the following language:

         "Options may be granted to any Key Employees and directors of the Company or its subsidiaries or affiliates at any time without regard to the completion of any period of service before the dates such options are granted."

         "This provision shall be effective as of August 1, 1998."

         This Amendment shall be effective as of the date approved by the Board of Directors.

         But for these changes the Plan established December 30, 1996 shall remain in full force and effect.

         IN WITNESS WHEREOF, an authorized representative of the Company hereby signs and executes this Plan as of the day and year first above written.

         Dated this 3rd day of November, 1998.

                                       PEPSI-COLA PUERTO RICO BOTTLING COMPANY



                                       By /s/ John F. Bierbaum
                                         ----------------------------
                                         John F. Bierbaum
                                         Its: Chief Financial Officer



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                               AMENDMENT NO. 2 TO
                     PEPSI-COLA PUERTO RICO BOTTLING COMPANY
                           QUALIFIED STOCK OPTION PLAN


         Pursuant to the amendment authority retained by the Board of Directors of Pepsi-Cola Puerto Rico Bottling Company (the "Company") in Section 9 of the Pepsi-Cola Puerto Rico Bottling Company Qualified Stock Option Plan (the "Plan") adopted December 30, 1996, the Plan is hereby amended in the following respects:

         Section 4(b) shall be deleted in its entirety and replaced with the following language:

         "(b) In the event a Participant's employment is terminated "with cause" (as defined below), then the Participant shall forfeit all rights to any unexercised Options granted hereunder, whether or not vested, and all of his or her outstanding Options shall automatically terminate and lapse. The term "with cause" means involuntary termination of a Participant's employment or service as a director by the Company upon the occurrence of any of the following:

                  (i) the willful and continued failure by a Participant to substantially perform Participant's duties with the Company (other than any such failure as resulting from Participant's disability), after a demand for performances delivered to the Participant which identifies the manner in which the Company believes that the Participant has not performed his or her duties and the Participant has failed to resume substantial performance of those duties on a continuous basis within 14 days of receiving such demand;

                  (ii) the Participant's willful engaging in conduct which is demonstrable and materially injurious to the Company, monetarily or otherwise;

                  (iii) the Participant's conviction of a felony which impairs his/her ability substantially to perform the Participant"s duties with the Company;

                  (iv) the Participant's personal dishonesty, incompetence, breach of fiduciary duty for personal profit or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.



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         For purposes of this subparagraph (b), no act or failure to act on the part of the Participant shall be deemed "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's actions or omission was in the best interest of the Company. Failure to perform duties with the Company during any period of disability shall not constitute Cause. The Company shall give notice to the Participant of any determination that the Participant's termination is with Cause."

         This Amendment shall be effective as of the date approved by the Board of Directors.

         But for these changes the Plan established December 30, 1996 shall remain in full force and effect.

         IN WITNESS WHEREOF, an authorized representative of the Company hereby signs and executes this Plan as of the day and year first above written.

         Dated this 3rd day of November, 1998.

                                       PEPSI-COLA PUERTO RICO BOTTLING COMPANY



                                       By /s/ Brian Wenger
                                         --------------------------

                                       Its  Secretary
                                          -------------------------